Exhibit 10.6

PLEDGE AGREEMENT

This Pledge Agreement (this “Agreement”) dated as of June 20, 2005 between HSBC BANK USA, N.A., having an office at 452 Fifth Avenue, New York, New York 10018, as agent for Lenders (as defined below) (in such capacity, “Agent”) and RAFAELLA APPAREL GROUP, INC., a Delaware corporation having an office at 1411 Broadway, New York, New York 10018 (“Pledgor”).

BACKGROUND TO THE AGREEMENT

Pledgor has entered or is entering into a Financing Agreement dated as of June 20, 2005 (as amended, modified, restated or supplemented from time to time, the “Financing Agreement”) with Verrazano, Inc., each other subsidiary of Pledgor which becomes a guarantor of the obligations thereunder from time to time, the financial institutions named therein or which hereafter become a party thereto (each a “Lender” and collectively, “Lenders”) and Agent pursuant to which Agent and Lenders have agreed, subject to the terms and conditions contained therein, to provide certain financial accommodations to Pledgor.

In order to induce Agent and Lenders to provide or continue to provide the financial accommodations described in the Financing Agreement, Pledgor has agreed to pledge and grant a security interest to Agent for its benefit and for the ratable benefit of Lenders in the Collateral (as hereinafter defined).

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.         Definitions.

All capitalized terms used herein which are not defined shall have the meanings given to them in the Financing Agreement.

2.         Pledge and Grant of Security Interest.

To secure the full and punctual payment and performance of the Obligations (the “Indebtedness”), Pledgor hereby pledges, assigns, hypothecates, transfers and grants a security interest to Agent for its benefit and for the ratable benefit of Lenders in all of the following (the “Collateral”):

(a)       the shares of stock issued by the issuers and set forth on Schedule A (each such issuer, an “Issuer”) annexed hereto and expressly made a part hereof (all such shares, the “Pledged Stock”), the certificates representing the Pledged Stock and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Stock;

(b)       all additional shares of stock of any Issuer of the Pledged Stock from time to time acquired by the Pledgor in any manner, including, without limitation, stock dividends or a distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off (which shares shall be deemed to be part of the Collateral), and the certificates representing such additional shares, and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; and

(c)       all options and rights, whether as an addition to, in substitution of or in exchange for any shares of the Pledged Stock.

3.         Delivery of Collateral.

All certificates representing or evidencing the Pledged Stock shall be delivered to and held by or on behalf of Agent pursuant hereto and shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Agent. Pledgor hereby authorizes the Issuer upon demand by Agent to deliver any certificates, instruments or other distributions issued in connection with the Collateral directly to Agent, in each case to be held by Agent, subject to the terms hereof. Agent shall have the right, when a Event of Default has occurred and is continuing, to transfer to or to register in the name of Agent or any of its nominees any or all of the Pledged Stock, and to exchange certificates or instruments representing or evidencing Pledged Stock for certificates or instruments of smaller or larger denominations.

4.         Representations and Warranties of Pledgor.

Pledgor represents and warrants to Agent that:

(a)       Pledgor has the requisite power and authority to enter into this Agreement, to pledge the Collateral for the purposes described herein and to carry out the transactions contemplated by this Agreement.

(b)       The execution, delivery and performance by Pledgor of this Agreement and the pledge of the Collateral hereunder have been duly and properly authorized and do not and will not result in any violation of any agreement, indenture, instrument, license, judgment, decree, order, law, statute, ordinance or other governmental rule or regulation applicable to Pledgor, except as could not reasonably be expected to have a Material Adverse Effect.

(c)       This Agreement constitutes the legal, valid and binding obligation of Pledgor enforceable against Pledgor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws.

(d)       Pledgor is the direct and beneficial owner of each share of the Pledged Stock.

(e)       All of the shares of the Pledged Stock have been duly authorized, validly issued and are fully paid and nonassessable.

(f)        Upon delivery of the Pledged Stock to Agent or an agent for Agent, this Agreement creates and grants a valid first Lien on and in the Collateral and the proceeds thereof, subject to no prior security interest, mortgage, pledge, claim, lien, charge, hypothecation, assignment, offset or encumbrance whatsoever or to any agreement purporting to grant to any third party a Lien upon the property or assets of Pledgor which would include the Collateral, except for Permitted Encumbrances.

(g)       There are no restrictions on transfer of the Pledged Stock contained in the Certificate of Incorporation or by-laws of the Issuer or otherwise which have not otherwise been enforceably and legally waived by the necessary parties.

(h)       None of the Pledged Stock has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject.

(i)        There are no actions or proceedings pending or, to the best of Pledgor’s knowledge, threatened in writing before any court, judicial body, administrative agency or arbitrator which may materially adversely affect the Collateral.

(j)        No consent, approval, authorization or other order of any person, firm, corporation or other entity (“Person”) and no consent, authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required by the Pledgor either (i) for the pledge of the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement or (ii) for the exercise by the Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

(k)       No notification of the pledge evidenced hereby to any Person is required.

(l)        The Pledged Stock constitutes one hundred percent (100%) of the issued and outstanding shares of capital stock of the Issuers thereof set forth on Schedule A annexed hereto.

(m)      As of the date hereof, there are no existing options, warrants, calls or commitments of any such character whatsoever relating to any Pledged Stock and no indebtedness or other security convertible into any Pledged Stock.

The representations and warranties set forth in this Section 4 shall survive the execution and delivery of this Agreement.

5.         Covenants.

Until such time as all of the Indebtedness has been paid in full and the Financing Agreement has been irrevocably terminated, Pledgor shall:

(a)       Not, other than as permitted by the Loan Documents, sell, assign, transfer, convey, or otherwise dispose of its rights in or to the Collateral or any interest therein; nor create, incur or permit to exist any Lien whatsoever with respect to any of the Collateral or the proceeds thereof other than that created hereby.

(b)       At Pledgor’s expense, defend Agent’s right, title and security interest in and to the Collateral against the claims of any Person and keep the Collateral free from all Liens, except for the Liens granted to Agent under this Agreement.

(c)       At any time, and from time to time, upon the written request of Agent, execute and deliver such further documents and do such further acts and things as Agent may reasonably request in order to effect the purposes of this Agreement including, but without limitation, delivering to Agent upon the occurrence and during the continuance of an Event of Default irrevocable proxies in respect of the Collateral in form satisfactory to Agent exercisable only upon the occurrence and during the continuance of an Event of Default. Until receipt thereof, this Agreement shall constitute Pledgor’s proxy to Agent or its nominee to vote all shares of Collateral then registered in Pledgor’s name upon the occurrence and during the continuance of an Event of Default.

(d)       Within five (5) Business Days of receipt thereof by Pledgor, deliver to Agent all notices and statements relating to the Collateral received by Pledgor.

(e)       Not consent to or approve the issuance to any Person other than Pledgor of (i) any additional shares of any class of capital stock of the Issuer; (ii) any securities convertible either voluntarily by the holder thereof or automatically upon the occurrence or nonoccurrence of any event or condition into, or any securities exchangeable for, any such shares; or (iii) any warrants, options, contracts or other commitments entitling any person to purchase or otherwise acquire any such shares.

6.         Voting Rights and Dividends.

In addition to Agent’s rights and remedies set forth in Section 8 hereof, in case an Event of Default shall have occurred and has been declared by Agent and shall be continuing, Agent shall (i) be entitled to vote the Collateral, (ii) be entitled to give consents, waivers and ratifications in respect of the Collateral (Pledgor hereby irrevocably constituting and appointing Agent, with full power of substitution, the proxy and attorney-in-fact after the occurrence and during the continuance of an Event of Default of Pledgor for such purposes) and (iii) be entitled to collect and receive for its own use cash dividends paid on the Collateral. Unless and until the Agent exercises its rights under the preceding sentence, Pledgor shall remain entitled to take all such actions. Pledgor shall not be permitted to exercise or refrain from exercising any voting rights or other powers if such action would reasonably be expected to have a material adverse effect on the value of the Collateral or any part thereof; and, provided, further, that Pledgor shall give at least five (5) days’ written notice of the manner in which Pledgor intends to exercise, or the reasons for refraining from exercising, any voting rights or other powers other than with respect to any election of directors and voting with respect to any incidental matters. All dividends and all other distributions in respect of any of the Collateral, whenever paid or made, shall be delivered to Agent to hold as Collateral and shall, if received by the Pledgor, be received in trust for the benefit of Agent, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to Agent as Collateral in the same form as so received (with any necessary endorsement).

7.         Events of Default.

The term “Event of Default” wherever used herein shall mean the occurrence of an Event of Default under the Financing Agreement, or Pledgor or the Issuer shall default in the payment of any Obligation;

8.         Remedies.

Upon the occurrence of an Event of Default, Agent may:

(a)       Demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose or realize upon the Collateral (or any part thereof), as Agent may determine in its sole discretion;

(b)       Transfer any or all of the Collateral into its name, or into the name of its nominee or nominees;

(c)       Exercise all rights with respect to the Collateral including, without limitation, all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any shares of the Collateral as if it were the absolute owner thereof, including, but without limitation, the right to exchange, at its discretion, any or all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Issuer thereof, or upon the exercise by the Issuer of any right, privilege or option pertaining to any of the Collateral, and, in connection therewith, to deposit and deliver any and all of the Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine, all without liability except to account for property actually received by it;

(d)       Subject to the requirements of applicable law, sell, assign and deliver the whole or, from time to time, any part of the Collateral at the time held by Agent, at any private or public sale or auction, with or without demand, advertisement or notice of the time or place of sale or adjournment thereof or otherwise (all of which are hereby waived, except such notice as is required by applicable law and cannot be waived), for cash or credit or for other property for immediate or future delivery, and for such price or prices and on such terms as Agent in its sole discretion may determine, or as may be required by applicable law.

Pledgor hereby waives and releases any and all right or equity of redemption, whether before or after sale hereunder. At any such sale, unless prohibited by applicable law, Agent may bid for and purchase the whole or any part of the Collateral so sold free from any such right or equity of redemption. All moneys received by Agent hereunder whether upon sale of the Collateral or any part thereof or otherwise shall be held by Agent and applied by it as provided in Section 11 hereof. No failure or delay on the part of Agent in exercising any rights hereunder shall operate as a waiver of any such rights nor shall any single or partial exercise of any such rights preclude any other or future exercise thereof or the exercise of any other rights hereunder. Agent shall have no duty as to the collection or protection of the Collateral or any income thereon nor any duty as to preservation of any rights pertaining thereto, except to apply the funds in accordance with the requirements of Section 11 hereof. Agent may exercise its rights with respect to property held hereunder without resort to other security for or sources of reimbursement for the Indebtedness. In addition to the foregoing, Agent shall have all of the rights, remedies and privileges of a secured party under applicable law and the Uniform Commercial Code of New York regardless of the jurisdiction in which enforcement hereof is sought.

9.         Private Sale.

Pledgor recognizes that Agent may be unable to effect (or to do so only after delay which would adversely affect the value that might be realized from the Collateral) a public sale of all or part of the Collateral by reason of certain prohibitions contained in the Securities Act, and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor agrees that any such private sale may be at prices and on terms less favorable to the seller than if sold at public sales and that such private sales shall be deemed to have been made in a commercially reasonable manner. Pledgor agrees that Agent has no obligation to delay sale of any Collateral for the period of time necessary to permit the Issuer to register the Collateral for public sale under the Securities Act.

10.       Proceeds of Sale.

The proceeds of any collection, recovery, receipt, appropriation, realization, disposition or sale of the Collateral shall be applied by Agent as provided under the Financing Agreement.

11.       Waiver of Marshaling.

Pledgor hereby waives any right to compel any marshaling of any of the Collateral.

12.       Agent Appointed Attorney-In-Fact and Performance by Agent. Upon the occurrence and during the continuance of an Event of Default, Pledgor hereby irrevocably constitutes and appoints Agent as Pledgor’s true and lawful attorney-in-fact exercisable only after the occurrence and during the continuance of an Event of Default, with full power of substitution, to execute, acknowledge and deliver any instruments and to do in Pledgor’s name, place and stead, all such acts, things and deeds for and on behalf of and in the name of Pledgor, which Pledgor could or might do or which Agent may deem necessary, desirable or convenient to accomplish the purposes of this Agreement, including, without limitation, to execute such instruments of assignment or transfer or orders and to register, convey or otherwise transfer title to the Collateral into Agent’s name. Pledgor hereby ratifies and confirms all that said attorney-in-fact may so do and hereby declares this power of attorney to be coupled with an interest and irrevocable. If Pledgor fails to perform any agreement herein contained, Agent may, after notice to Pledgor and reasonable opportunity (but in no event less than 5 days) to cure, itself perform or cause performance thereof, and any reasonable costs and expenses of Agent incurred in connection therewith shall be paid by Pledgor as provided in Section 24 hereof.

13.       Termination.

This Agreement shall terminate and Pledgor shall be entitled to the return, at Pledgor’s expense, of such of the Collateral as has not theretofore been sold, disposed of or otherwise applied pursuant to this Agreement upon payment in full of the Indebtedness and irrevocable termination of the Financing Agreement.

14.       Concerning Agent.

The recitals of fact herein shall be taken as statements of Pledgor for which Agent assumes no responsibility. Agent makes no representation to anyone as to the value of the Collateral or any part thereof or as to the validity or adequacy of the security afforded or intended to be afforded thereby or as to the validity of this Agreement. Agent shall be protected in relying upon any notice, consent, request or other paper or document believed by it to be genuine and correct and to have been signed by a proper person. The permissive rights of Agent hereunder shall not be construed as duties of Agent. Agent shall be under no obligation to take any action toward the enforcement of this Agreement or rights or remedies in respect of any of the Collateral. Agent shall not be personally liable for any action taken or omitted by it in good faith and reasonably believed by it to be within the power or discretion conferred upon it by this Agreement.

15.       Notices.

Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or three (3) days following posting thereof by certified or registered mail, postage prepaid, (c) upon actual receipt thereof when sent by a recognized overnight delivery service or (d) upon actual receipt thereof when sent by telecopier to the number set forth below with electronic confirmation of receipt, in each case addressed to each party at its address or telecopier number set forth below or at such other address or telecopier number as has been furnished in writing by a party to the other by like notice:

If to Agent:	HSBC Bank USA 452 Fifth Avenue New York, New York 10018
	Attention:	Douglas Taliaferro
	Telephone:	212-525-5799
	Facsimile:	212-525-6905

with a copy to:	Hahn & Hessen LLP 488 Madison Avenue New York, New York 10022 Attention:

	Telephone:	(212) 736-1000
	Facsimile:	(212) 478-7400
If to Pledgor:	Rafaella Corporation 1411 Broadway New York, New York 10018
	Attention:	Chad Spooner
	Telephone:	212 403-0300
	Facsimile:	212 764-9275

with a copy to:	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022
	Attention:	Stuart Freedman, Esq.
	Telephone:	212-756-2000
	Facsimile:	212-593-5955

16.       Governing Law.

This Agreement and all rights and obligations hereunder shall be governed by and construed and enforced in all respects in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York.

17.       Waivers.

PLEDGOR AND AGENT HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND PLEDGOR AND AGENT HEREBY CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT PLEDGOR AND AGENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THEIR CONSENTS HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

18.       Litigation.

ANY JUDICIAL PROCEEDING BROUGHT BY OR AGAINST PLEDGOR OR AGENT WITH RESPECT TO ANY OF THE OBLIGATIONS, THIS AGREEMENT OR ANY RELATED AGREEMENT MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN NEW YORK COUNTY, STATE OF NEW YORK, UNITED STATES OF

AMERICA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF PLEDGOR AND AGENT ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH OF PLEDGOR AND AGENT HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENT THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO EACH OF PLEDGOR AND AGENT AT ITS ADDRESS SET FORTH IN SECTION 15 ABOVE AND SERVICE SO MADE SHALL BE DEEMED COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE MAILS OF THE UNITED STATES OF AMERICA. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF AGENT TO BRING PROCEEDINGS AGAINST PLEDGOR IN THE COURTS OF ANY OTHER JURISDICTION. PLEDGOR AND AGENT WAIVE ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREUNDER AND SHALL NOT ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE OR BASED UPON FORUM NON CONVENIENS. ANY JUDICIAL PROCEEDING BY PLEDGOR AGAINST AGENT INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER OR CLAIM IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS AGREEMENT OR ANY RELATED AGREEMENT, SHALL BE BROUGHT ONLY IN A FEDERAL OR STATE COURT LOCATED IN THE CITY OF NEW YORK, STATE OF NEW YORK.

19.       No Waiver; Cumulative Remedies.

Any and all of Agent’s and Lenders’ rights with respect to the Liens granted under this Agreement shall continue unimpaired, and Pledgor shall be and remain obligated in accordance with the terms hereof, notwithstanding (a) the bankruptcy, insolvency or reorganization of Pledgor, (b) the release or substitution of any item of the Collateral at any time, or of any rights or interests therein, or (c) any delay, extension of time, renewal, compromise or other indulgence granted by Agent and Lenders in reference to any of the Indebtedness. Pledgor hereby waives all notice of any such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consents to be bound hereby as fully and effectively as if Pledgor had expressly agreed thereto in advance. No failure on the part of Agent or Lenders to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy by Agent and Lenders preclude any other or further exercise thereof or the exercise of any right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

20.       Severability.

In case any security interest or other right of Agent and/or any Lender shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other security interest or other right, privilege or power granted under this Agreement. In the event that any provision of this Agreement or the application thereof to Pledgor or any circumstance in any jurisdiction governing this Agreement shall, to any extent, be invalid or unenforceable under any applicable statute, regulation, or rule of law, such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute, regulation or rule of law, and the remainder of this Agreement and the application of any such invalid or unenforceable provision to parties, jurisdictions, or circumstances other than to whom or to which it is held invalid or unenforceable shall not be affected thereby, nor shall same affect the validity or enforceability of any other provision of this Agreement.

21.       Counterparts; Facsimiles.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument. Any signature delivered by a party by facsimile transmission or electronic mail shall be deemed an original signature hereto.

22.       Miscellaneous.

(a)       This Agreement constitutes the entire and final agreement among the parties with respect to the subject matter hereof and neither this Agreement nor any term hereof may be changed, discharged or terminated orally, but only by an instrument in writing, signed by Agent and Pledgor. No waiver of any term or condition of this Agreement, whether by delay, omission or otherwise, shall be effective unless in writing and signed by the party sought to be charged, and then such waiver shall be effective only in the specific instance and for the purpose for which given.

(b)       This Agreement shall be binding upon Pledgor, and Pledgor’s successors and assigns, and shall inure to the benefit of Agent, Lenders and their successors and assigns. The term “Agent”, as used herein, shall include any successor or assign of Agent at the time entitled to the pledged interest in the Collateral.

(c)       The headings and captions in this Agreement are for purposes of reference only and shall not constitute part of this Agreement for any other purpose.

23.       Expenses.

The Collateral shall also secure, and Pledgor shall pay to Agent on demand, from time to time, all reasonable costs and expenses (including but not limited to, reasonable attorneys’ fees and costs, taxes, and all transfer, recording, filing and other charges) of or incidental to, the custody, care, transfer, administration of the Collateral or any other collateral, or in any way relating to the enforcement, protection or preservation of the rights or remedies of Agent and Lenders under this Agreement or with respect to any of the Indebtedness.

24.       Recapture

Anything in this Agreement to the contrary notwithstanding, if Agent and/or Lenders receives any payment or payments on account of the Indebtedness, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver, or any other party under the United States Bankruptcy Code, as amended, or any other federal or state bankruptcy, reorganization, moratorium or insolvency law relating to or affecting the enforcement of creditors’ rights generally, common law or equitable doctrine, then to the extent of any sum not finally retained by Agent and/or Lenders, Pledgor’s obligations to Agent and Lenders shall be reinstated and this Agreement shall remain in full force and effect (or be reinstated) until payment shall have been made to Agent, which payment shall be due on demand.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first written above.

RAFAELLA APPAREL GROUP, INC., as Pledgor

By:	/s/ Glenn S. Palmer
Name: Glenn S. Palmer
Its: Chief Executive Officer

HSBC BANK USA, NATIONAL ASSOCIATION, as Agent

By:	/s/ Lisa H. Augustus
Name: Lisa H. Augustus
Its: Vice President